Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119637) pertaining to the Kaydon Corporation Employee Stock Ownership and Thrift Plan of Kaydon Corporation of our report dated June 27, 2012, with respect to the financial statements and schedule of the Kaydon Corporation Employee Stock Ownership and Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Detroit, Michigan

June 27, 2012